CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Growth Series (Invesco Growth Series) of our reports dated February 23, 2018, relating to the financial statements and financial highlights, which appear in Invesco Alternative Strategies Fund, Invesco Balanced-Risk Retirement Now Fund, Invesco Balanced-Risk Retirement 2020 Fund, Invesco Balanced-Risk Retirement 2030 Fund, Invesco Balanced-Risk Retirement 2040 Fund, Invesco Balanced-Risk Retirement 2050 Fund, Invesco Conservative Allocation Fund, Invesco Convertible Securities Fund, Invesco Global Low Volatility Equity Yield Fund, Invesco Growth Allocation Fund, Invesco Income Allocation Fund, Invesco International Allocation Fund, Invesco Mid Cap Core Equity Fund, Invesco Moderate Allocation Fund, Invesco Multi-Asset Inflation Fund, Invesco Quality Income Fund and Invesco Small Cap Growth Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 24, 2018